  As filed with the Securities and Exchange Commission on November 20, 1997
                                                  Registration No. 333-36463
   ---------------------------------------------------------------------------
   ---------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                                       On
                                    FORM S-8
                                      Under
                           THE SECURITIES ACT OF 1933

                              ----------------------

                          U.S. OFFICE PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)


              Delaware                                  52-1906050
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)


1025 Thomas Jefferson Street, NW, Suite 600 East
           Washington, DC                                  20007
(Address of principal executive offices)                 (Zip Code)

     U.S. Office Product Company 1997A Stock Option Plan for Employees of
                                Mail Boxes Etc.
     U.S. Office Product Company 1997B Stock Option Plan for Employees of
                                Mail Boxes Etc.
     U.S. Office Product Company 1997 Stock Option Plan for Former
                    Non-Employee Directors of Mail Boxes Etc.
                            (Full title of the plans)

                                THOMAS I. MORGAN
                      President and Chief Executive Officer
                          U.S. Office Products Company
                1025 Thomas Jefferson Street, NW, Suite 600 East
                             Washington, D.C.  20007
                     (Name and address of agent for service)

                                  202-339-6700
          (Telephone number, including area code, of agent for service)
                             ----------------------
                         Copy of all communications to:
                              LINDA L. GRIGGS, ESQ.
                           Morgan, Lewis & Bockius LLP
                                  1800 M Street
                           Washington, DC  20036-5869
                                 (202) 467-7000






   ---------------------------------------------------------------------------
   ---------------------------------------------------------------------------

                                EXPLANATORY NOTES


    This Post-Effective Amendment No. 1 on Form S-8 to U.S. Office Products Company (the "Company") Registration Statement on Form S-4 (the "Registration Statement") relates to 2,095,725 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"). In connection with the merger of Santa Fe Acquisition Corp., a wholly owned subsidiary of the Company, with and into Mail Boxes Etc. ("MBE"), whereby MBE became a wholly owned subsidiary of the Company, the Company assumed the Mail Boxes Etc. Restated 1985 Stock Option Plan (the "MBE 1985 Plan"), Mail Boxes Etc. 1995 Employee Stock Option Plan (the "MBE 1995 Plan") and Mail Boxes Etc. 1995 Stock Option Plan for Non-Employee Directors (the "MBE 1995 Non-Employee Directors Plan") and all outstanding options to acquire Mail Boxes Etc. common stock granted thereunder. The U.S. Office Products Company 1997A Plan for Employees of Mail Boxes Etc. (the "1997A Plan"), the U.S. Office Products 1997B Plan for Employees of Mail Boxes Etc. (the "1997B Plan") and the U.S. Office Products 1997 Plan for Former Non-Employee Directors of Mail Boxes Etc. (the "1997 Former Non-Employee Directors Plan") replaces the MBE 1985 Plan, MBE 1995 Plan and MBE 1995 Non-Employee Directors Plan, respectively, as assumed by the Company.

    Of the Shares, 939,625 are issuable pursuant to the 1997A Plan, 1,021,200 are issuable pursuant to the 1997B Plan and 134,900 are issuable pursuant to the 1997 Former Non-Employee Directors Plan. All such shares were registered on the Company's Registration Statement on Form S-4, as amended (File No. 333-36463), and are being transferred to this Form S-8.

    Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional share which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 1997A Plan, 1997B Plan and the 1997 Former Non-Employee Directors Plan.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

    1. Annual Report on Form 10-K for the fiscal year ended April 26, 1997, (filed with the Commission on July 8, 1997) and amended on August 26, 1997.

    2. Current Reports on Form 8-K dated April 26, 1997 (filed with the Commission on May 29, 1997), July 17, 1997 (filed with the Commission on July 21, 1997), and November 5, 1997 (filed with the Commission on November 6, 1997);

    3. Quarterly Report on Form 10-Q for the fiscal quarter ended July 26, 1997 (filed with the Commission on September 10, 1997);

    4. Historical financial statement required by Item 3-05 of Regulation S-X of Whitcoulls Group Limited as of June 30, 1996 and 1995 for the years then ended contained in the Company's Current Report on Form 8-K dated January 29, 1997 filed with the Commission on January 30, 1997; and

    5. The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to the Registration Statement on Form 8-A dated February 13, 1995 and the Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 disclosing among other things, an amendment to the Company's Amended and Restated Certificate of Incorporation.

    All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

    The Company's Amended and Restated By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

    Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

    Article Eight of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number                  Exhibit
-----------            ---------

4.1 Amended and Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 1996 and filed with the Commission on September 10, 1996 is hereby incorporated by reference)

4.2 Amended and Restated By-laws of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year quarter ended April 30, 1996 and filed with the Commission on July 16, 1996 is hereby incorporated by reference)

5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered*

23.1     Consent of Price Waterhouse LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of Hertz Herson & Company LLP

23.4     Consent of Deloitte Touch Tohmatsu

23.5     Consent of KPMG Peat Marwick LLP

23.6     Consent of BDO Seidman LLP

23.7     Consent of Ernst & Young

23.8     Consent of Deloitte Touche LLP

23.9     Consent of Rubin, Koehmstedt & Nadler, PLC

23.10    Consent of Parent, McLaughlin & Nangle

23.11    Consent of Ernst & Young LLP

23.12    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*

24       Power of Attorney*

*        Previously filed with the Registration Statement on Form S-4

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on November 20, 1997.

                        U.S. OFFICE PRODUCTS COMPANY


                        By: /s/ Thomas I. Morgan
                            ------------------------------------
                            Name:  Thomas I. Morgan
                            Title:  President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Capacity in Which Signed            Date
---------               ------------------------            ----
                        President, Chief Executive Officer
/s/ Thomas I. Morgan    and Director
--------------------    (Principal Executive Officer)       November 20, 1997
Thomas I. Morgan


 /s/     *              Chief Financial Officer
--------------------    (Principal Financial Officer and    November 20, 1997
Donald H. Platt         Principal Accounting Officer)

 /s/     *              Chairman of the Board               November 20, 1997
--------------------
Jonathan J. Ledecky

 /s/     *              Director                            November 20, 1997
--------------------
Timothy J. Flynn

 /s/     *              Director                            November 20, 1997
--------------------
Clifton B. Phillips

 /s/     *              Director                            November 20, 1997
--------------------
Milton H. Kuyers

 /s/     *              Director                            November 20, 1997
--------------------
Allon H. Lefever

/s/      *              Director                            November 20, 1997
--------------------
Edward J. Mathias

/s/      *              Director                            November 20, 1997
--------------------
John A. Quelch

/s/      *              Director                            November 20, 1997
--------------------
David C. Gezon


    *Mark D. Director, by signing his name hereto, signs this document on behalf of each of the persons indicated above pursuant to the powers of attorney duly executed by such persons and set forth on the signature page of the Registration Statement filed with the Securities and Exchange Commission.


                             BY:  /s/ Mark D. Director
                                  ---------------------------------------------
                                  Mark D. Director

                                    EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 1996 and filed with the Commission on September 10, 1996 is hereby incorporated by reference)

4.2 Amended and Restated By-laws of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year quarter ended April 30, 1996 and filed with the Commission on July 16, 1996 is hereby incorporated by reference)

5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered*

23.1     Consent of Price Waterhouse LLP

23.2     Consent of Ernst & Young LLP

23.3     Consent of Hertz Herson & Company LLP

23.4     Consent of Deloitte Touch Tohmatsu

23.5     Consent of KPMG Peat Marwick LLP

23.6     Consent of BDO Seidman LLP

23.7     Consent of Ernst & Young

23.8     Consent of Deloitte Touche LLP

23.9     Consent of Rubin, Koehmstedt & Nadler, PLC

23.10    Consent of Parent, McLaughlin & Nangle

23.11    Consent of Ernst & Young LLP

23.12    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*

24       Power of Attorney*

*        Previously filed with the Registration Statement on Form S-4